Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

LANVIN GROUP HOLDINGS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)

Fees to Be Paid

Fees Previously Paid	Equity	Ordinary Shares (3)(9)	Rule 457(f)(1)	47,371,698	$9.82(4)	$465,190,074	$92.70 per $1,000,000	$43,123.12

	Equity	Warrants(5)(9)	Rule 457(f)(1)	20,700,000	$11.67(6)	N/A	N/A	N/A(8)

	Equity	Ordinary Shares issuable on exercise of Warrants(7)(9)	Rule 457(i),(g)	20,700,000	$11.67(6)	$241,569,000	$92.70 per $1,000,000	$22,393.45

	Total Offering Amounts							$65,516.57

	Total Fees Previously Paid							$66,056.31

	Total Fee Offsets							—

	Net Fees Due							$0

(1)

All securities being registered will be issued by Lanvin Group Holdings Limited, a Cayman Islands exempted company (“LGHL”). In connection with the business combination between Primavera Capital Acquisition Corporation, a Cayman Islands exempted company (“PCAC”) and LGHL, described in the accompanying proxy statement/prospectus (the “Business Combination”), all of the outstanding ordinary shares and warrants of PCAC will be converted into the right to receive ordinary shares and warrants of LGHL, respectively. Each PCAC unit (“PCAC Unit”) consists of one Class A ordinary share of PCAC and one-half of one warrant of PCAC. Upon the consummation of the Business Combination, all PCAC Units will be separated into their component securities.

(2)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $92.70 per $1,000,000 of the proposed maximum aggregate offering price. as paid on July 12, 2022.
(3)

Based on the maximum number of ordinary shares, par value par value of $0.000001 per share, of LGHL (“LGHL Ordinary Shares”), estimated to be issued in connection with the Business Combination, excluding the LGHL Ordinary Shares that will be subject to lock-up pursuant to lock-up agreements and LGHL Ordinary Shares issuable to Forward Purchasers and PIPE Investors. Consists of 47,371,698 LGHL Ordinary Shares issuable in exchange for 41,400,000 outstanding PCAC Class A ordinary shares, 2,371,698 ordinary and preferred shares of Fosun Fashion Group (Cayman) Limited, as well as the 3,600,000 LGHL Ordinary Shares issuable under the bonus pool arrangement.

(4)

Under the Securities Act of 1933, as amended, pursuant to rule 457(a), no additional filing fee will be required as a result of changes made to the Proposed Offering Price. The proposed price paid on July 12, 2022 was $9.82.

(5)

All warrants being registered will be issued by LGHL (“LGHL Warrants”). Pursuant to the Business Combination, each outstanding warrant of PCAC, including private placement warrants, will be exchanged for one LGHL Warrant. The 20,700,000 warrants indicated above, and the related shares, does not include the private placement warrants.

(6)

Pursuant to Rules 457(f)(1) and 457(i) promulgated under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price for the LGHL Warrants is an amount equal to (i) $0.125, the average of the high and low trading prices of PCAC warrants on the NYSE on October 13, 2022 (within five business days prior to the filing date of this Registration Statement) and (ii) the exercise price of $11.50 per ordinary share issuable upon exercise of such warrant.

(7)

Consists of LGHL Ordinary Shares issuable upon exercise of LGHL Warrants. Each LGHL Warrant will entitle the warrant holder to purchase one LGHL Ordinary Share at a price of $11.50 per share (subject to adjustment).

(8)	No additional registration fee is payable pursuant to Rule 457(g).
(9)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.